Exhibit 1

List of Executive Officers and Directors of BNDESPAR

The following information is provided for each of the directors and executive officers of BNDESPAR as of the date of the latest transaction reported in this statement, December 28, 2018:

•                  name,

•                  residence or business address,

•                  present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted, and

All of the following persons are citizens of the Federative Republic of Brazil.

Directors as of December 28, 2018

Name	Residence or Business address	Present principal occupation or employment and name, principal business and address of any corporation or other organization in which such employment is conducted
Fernando Antônio Ribeiro Soares	Av. República do Chile, 100 - Centro, Rio de Janeiro, R.J. - CEP: 20.031-917	Director
Antônio Carlos de Paiva Futuro	Same as above	Director
Ary Joel de Abreu Lanzarim	Same as above	Director
Ricardo Moura de Araújo Faria	Same as above	Director
Luciana Pires Dias	Same as above	Director
Bruno Cesar Grossi de Souza	Same as above	Director
Cláudio Corrêa Vasques	Same as above	Director
Miguel Ragone de Mattos	Same as above	Director

Executive Officers as of December 28, 2018

Name	Residence or Business address	Present principal occupation or employment and name, principal business and address of any corporation or other organization in which such employment is conducted
Ricardo Luiz de Souza Ramos	Av. República do Chile, 100 - Centro, Rio de Janeiro, R.J. - CEP: 20.031-917	Executive Officer
Claudia Pimentel Trindade Prates	Same as above	Executive Officer
Eliane Aleixo Lustosa de Andrade	Same as above	Executive Officer
Marcos Adolfo Ribeiro Ferrari	Same as above	Executive Officer
Marcelo de Siqueira Freitas	Same as above	Executive Officer
Carlos Thadeu de Freitas Gomes	Same as above	Executive Officer
Dyogo Henrique de Oliveira	Same as above	President

List of Executive Officers and Directors of BNDES

The following information is provided for each of the directors and executive officers of BNDESPAR as of the date of the latest transaction reported in this statement, December 28, 2018:

•                  name,

•                  residence or business address,

•                  present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted, and

All of the following persons are citizens of the Federative Republic of Brazil.

Directors as of December 28, 2018

Name	Residence or Business address	Present principal occupation or employment and name, principal business and address of any corporation or other organization in which such employment is conducted
Natália Marcassa de Souza	Av. República do Chile, 100 - Centro, Rio de Janeiro, R.J. - CEP: 20.031-917	Director
Daniel Sigelmann	Same as above	Director
Mansueto Facundo de Almeida Júnior	Same as above	Director
George Alberto de Aguiar Soares	Same as above	Director
William George Lopes Saab	Same as above	Director
Antônio José Barreto Júnior
Juan Pedro Jensen Perdomo	Same as above	Director
Carlos Antônio Rocca	Same as above	Director
Walter Baere de Araújo Filho	Same as above	Director

Executive Officers as of December 28, 2018

Name	Residence or Business address	Present principal occupation or employment and name, principal business and address of any corporation or other organization in which such employment is conducted
Ricardo Luiz de Souza Ramos	Av. República do Chile, 100 - Centro, Rio de Janeiro, R.J. - CEP: 20.031-917	Executive Officer
Claudia Pimentel Trindade Prates	Same as above	Executive Officer
Eliane Aleixo Lustosa de Andrade	Same as above	Executive Officer
Marcos Adolfo Ribeiro Ferrari	Same as above	Executive Officer
Marcelo de Siqueira Freitas	Same as above	Executive Officer
Carlos Thadeu de Freitas Gomes	Same as above	Executive Officer
Dyogo Henrique de Oliveira	Same as above	President

List of Executive Officers and Directors of Bradespar

The following information is provided for each of the directors and executive officers of Bradespar as of the date of the latest transaction reported in this statement, December 28, 2018:

•                  name,

•                  residence or business address,

•                  present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted, and

All of the following persons are citizens of the Federative Republic of Brazil.

Directors as of December 28, 2018

Name	Residence or Business address	Present principal occupation or employment and name, principal business and address of any corporation or other organization in which such employment is conducted
Lázaro de Mello Brandão	Núcleo Cidade de Deus, Vila Yara, Osasco, SP, CEP 06029-900	Chairman
Fernando Jorge Buso Gomes	Núcleo Cidade de Deus, Vila Yara, Osasco, SP, CEP 06029-900	Vice Chairman
Denise Aguiar Alvarez	Núcleo Cidade de Deus, Vila Yara, Osasco, SP, CEP 06029-900	Board Member
João Aguiar Alvarez	Núcleo Cidade de Deus, Vila Yara, Osasco, SP, CEP 06029-900	Board Member
Carlos Alberto Rodrigues Guilherme	Núcleo Cidade de Deus, Vila Yara, Osasco, SP, CEP 06029-900	Board Member
Milton Matsumoto	Núcleo Cidade de Deus, Vila Yara, Osasco, SP, CEP 06029-900	Board Member
André Leal Faoro	Rua Araújo Porto Alegre, 36, sala 1.102, Rio de Janeiro, RJ, CEP 20030-013	Board Member

Executive Officers as of December 28, 2018

Name	Residence or Business address	Present principal occupation or employment and name, principal business and address of any corporation or other organization in which such employment is conducted
Fernando Jorge Buso Gomes	Avenida Paulista, 1450, 9º andar, 01310-917 São Paulo, SP Brazil	Chief Executive Officer
Johan Albino Ribeiro	Avenida Paulista, 1450, 9º andar, 01310-917 São Paulo, SP Brazil	Executive Officer

List of Executive Officers and Directors of Litel

The following information is provided for each of the directors and executive officers of Litel as of the date of the latest transaction reported in this statement, December 28, 2018:

•                  name,

•                  residence or business address,

•                  present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted, and

All of the following persons are citizens of the Federative Republic of Brazil.

Directors as of December 28, 2018

Name	Residence or Business address	Present principal occupation or employment and name, principal business and address of any corporation or other organization in which such employment is conducted
Arthur Prado Silva	Praia de Botafogo, nº 501, 4º andar, Rio de Janeiro — RJ — CEP 22250-040	Chairman of Litel; Executive Manager of PREVI - Caixa de Previdência dos Funcionários do Branco do Brasil (“Previ”)
Gilmar Dalilo Cezar Wanderley	Praia de Botafogo, nº 501, 4º andar, Rio de Janeiro — RJ — CEP 22250-040	Board Member of Litel; Manager of Securities Interests of Previ
João Ernesto Lima Mesquita	Praia de Botafogo, nº 501, 4º andar, Rio de Janeiro — RJ — CEP 22250-040	Board Member of Litel; Manager of Securities Interests of Previ
Carlos Antônio Vieira Fernandes	SCN, Quadra 02, Bloco A, 12º andar, Brasília — DF — CEP 70712-900	Board Member of Litel; CEO - Chief Executive Officer of Funcef - Fundação dos Economiários Federais

Executive Officers as of December 28, 2018

Name	Residence or Business address	Present principal occupation or employment and name, principal business and address of any corporation or other organization in which such employment is conducted
Gilmar Dalilo Cezar Wanderley	Praia de Botafogo, nº 501, 4º andar, Rio de Janeiro — RJ — CEP 22250-040	CFO - Chief Financial Officer of Litel; Manager of Securities Interests of Previ
Renato Proença Lopes	Praia de Botafogo, nº 501, 4º andar, Rio de Janeiro — RJ — CEP 22250-040	CEO - Chief Executive Officer of Litel; Director of Participations at Previ
Marcel Juviniano Barros	Praia de Botafogo, nº 501, 4º andar, Rio de Janeiro — RJ — CEP 22250-040	Executive Officer of Litel; Officer of Securities at Previ
Marilia de Oliveira Carmo	Praia de Botafogo, nº 501 — 4º andar Rio de Janeiro — RJ — CEP: 22.250-040	Administrative Officer of Litel; Manager of Governance and Securities Interests Area of Previ

List of Executive Officers and Directors of Mitsui

The following information is provided for each of the directors and executive officers of Mitsui as of the date of the latest transaction reported in this statement, December 28, 2018:

•                  name,

•                  residence or business address,

•                  present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted, and

All of the following persons, except Mr. Samuel Walsh and Ms. Jenifer Rogers are citizens of Japan.  Mr. Samuel Walsh is a citizen of Australia and Ms. Jenifer Rogers is a citizen of United States of America.

Directors as of December 28, 2018

Name	Residence or Business address	Present principal occupation or employment and name, principal business and address of any corporation or other organization in which such employment is conducted
Masami Iijima	1-3, Marunouchi 1-chome, Chiyoda-ku, Tokyo, Japan	Representative Director, Chairman of the Board of Directors
Tatsuo Yasunaga	Same as above	Representative Director, President and Chief Executive Officer
Nobuaki Kitamori	Same as above	Representative Director, Senior Executive Managing Officer
Yukio Takebe	Same as above	Representative Director, Senior Executive Managing Officer
Makoto Suzuki	Same as above	Representative Director, Executive Vice President
Satoshi Tanaka	Same as above	Representative Director, Executive Vice President
Shinsuke Fujii	Same as above	Representative Director, Executive Vice President
Takakazu Uchida	Same as above	Representative Director, Executive Managing Officer
Kenichi Hori	Same as above	Representative Director, Executive Managing Officer
Toshiro Muto	Same as above	Director
Izumi Kobayashi	Same as above	Director
Jenifer Rogers	Same as above	Director
Hirotaka Takeuchi	Same as above	Director
Samuel Walsh	Same as above	Director

Executive Officers as of December 28, 2018

Name	Residence or Business address	Present principal occupation or employment and name, principal business and address of any corporation or other organization in which such employment is conducted
Tatsuo Yasunaga	Same as above	President and Chief Executive Officer; Chairman, Internal Controls Committee; Head of Crisis Management Headquarters

Makoto Suzuki	Same as above

Chief Compliance Officer; Corporate Staff Unit (Secretariat, Audit & Supervisory Board Member Division, Human Resources & General Affairs Division, Legal Division, Corporate Logistics Division, New Head Office Building Development Department); Business Continuity Management; New Headquarter Project; Chairman, Compliance Committee; Chairman, Diversity Promotion Committee; Head of Emergency Management Headquarter

Satoshi Tanaka	Same as above

Chief Administrative Officer; Chief Information Officer; Chief Privacy Officer; Corporate Staff Unit (Corporate Planning & Strategy Division, Investment Administrative Division, Information Technology Promotion Division, Regional Business Promotion Division, Corporate Communications Division, Environmental·Social Contribution Division, Business Supporting Unit (Each Planning & Administrative Division)), Domestic Offices and Branches; HQ Overseen Region; Business Innovation & Incubation; Environmental Matters; Chairman, Information Strategy Committee; Chairman, Sustainability Committee; Chairman, Business Innovation Committee

Shinsuke Fujii	Same as above	Healthcare & Service Business Unit; Consumer Business Unit; Corporate Development Business Unit; Chairman, Portfolio Management Committee
Nobuaki Kitamori	Same as above	Chief Digital Officer; Infrastructure Projects Business Unit; Mobility Business Unit I; Mobility Business Unit II; IT & Communication Business Unit; Digital Transformation.
Yukio Takebe	Same as above	Iron & Steel Products Business Unit; Mineral & Metal Resources Business Unit; Energy Business Unit I; Energy Business Unit II
Taku Morimoto	Same as above	Chief Operating Officer of Asia Pacific Business Unit
Yasuyuki Fujitani	Same as above	Chief Operating Officer of EMEA (Europe, the Middle East and Africa) Business Unit
Motoo Ono	Same as above	Chief Representative of Mitsui & Co., Ltd. in China

Takakazu Uchida	Same as above

Chief Financial Officer; Corporate Staff Unit (CFO Planning & Administrative Division, Global Controller Division, Finance Division, Risk Management Division, Investor Relations Division, Business Supporting Unit (Financial Management & Advisory Division I, II, III, IV)); Chairman, Disclosure Committee; Chairman, J-SOX Committee

Kenichi Hori	Same as above	Basic Materials Business Unit; Performance Materials Business Unit; Nutrition & Agriculture Business Unit; Food Business Unit; Food & Retail Management Business Unit
Shinsuke Kitagawa	Same as above	General Manager of Osaka Office
Noboru Katsu	Same as above	Chairman & CEO of Mitsui & Co. (Australia) Ltd.
Hiromichi Yagi	Same as above	Chief Representative of Mitsui & Co., Ltd. in South West Asia; Managing Director of Mitsui & Co. India Pvt. Ltd.
Shinichiro Omachi	Same as above	Chief Operating Officer of Mineral & Metal Resources Business Unit
Hiroyuki Tsurugi	Same as above	Representative Director, President & CEO of Mitsui Oil Exploration Co., Ltd.
Hirotatsu Fujiwara	Same as above	Chief Operating Officer of Energy Business Unit II
Shingo Sato	Same as above	Chief Operating Officer of Mobility Business Unit I
Katsurao Yoshimori	Same as above	Chief Operating Officer, Americas Business Unit Ltd.
Osamu Toriumi	Same as above	General Manager of Internal Auditing Division
Shinji Tsuchiya	Same as above	President of Mitsui & Co. (Brasil) S.A.